UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2016

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 LBJ Freeway, Ste 210, Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and CEO

On January 3, 2017, ModSys International Ltd. (“Modern Systems” or the “Company”) announced the appointment of Brandon Edenfield to the position of President and Chief Executive Officer, effective January 2, 2017.

Mr. Edenfield, age 55, most recently served as executive director in the Application Modernization division of Dell Services from 2012 to 2015. In this role, he was responsible for developing and delivering services and solutions to help customers reduce the cost of transitioning business-critical applications and data from legacy computing systems onto modern architectures, including the cloud. Prior to joining Dell, Mr. Edenfield was the president and founder of Clerity Solutions, a provider of applications migration, modernization and optimization solutions, from 1999 to 2012, when Clerity was acquired by Dell. Mr. Edenfield holds a B.S. in Computer/Information Technology Administration and Management from Eastern Illinois University.

There are no arrangements or understandings between Mr. Edenfield and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Edenfield and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Matt Bell ceased to serve as the Company’s President and Chief Executive Officer, effective January 2, 2017.

Employment Agreement

Modern Systems and Mr. Edenfield entered into an employment agreement, establishing the terms of his employment as President and Chief Executive Officer, as summarized below:

Term. Three years, unless terminated earlier in accordance with the terms of the agreement.

Base Annual Salary. $300,000.

Stock Options. Within six months of January 2, 2017, and subject to the sole discretion and determination of the Board of Directors of the Company (the “Board”) and, to the extent required, shareholder approval, the Company will grant Mr. Edenfield an option to purchase 1,750,000 ordinary shares (the “Stock Options”) pursuant to the terms of the Company’s 2007 Award Plan. The strike price of the Stock Options shall be equal to the fair market value on the date of grant (the “Strike Price”). The Stock Options shall vest under the criteria as follows.

Vesting

Twenty percent (20%) of the Stock Options will vest annually for the next five years upon achieving the minimum EBITDA in such year according to the following schedule:

2017	$500,000
2018	$1,000,000
2019	$1,500,000
2020	$2,500,000
2021	$4,500,000

If the EBITDA target is missed in any year(s), the options will still vest upon reaching the cumulative EBITDA target in a future year. For example, if the 2017 EBITDA target is not achieved, but the cumulative actual EBITDA for 2018 and 2017 exceeds the cumulative EBITDA target for 2018 and 2017, the Stock Options for both the 2017 and 2018 targets would vest.

EBITDA will be calculated by the Board or the Compensation Committee of the Board (in consultation with the Company’s auditors) no later than March 31 of the following year. Upon such final calculation, the Stock Options shall vest if the EBITDA target has been reached.

2

The Board may accelerate the vesting of the Stock Options in its sole discretion.

If the Company acquires another entity or technology, the Board and Mr. Edenfield will mutually agree on an adjustment of the EBITDA targets to reflect the “acquired EBITDA.”

Accelerated Vesting for Sales Transaction

Subject to terms and conditions provided in the Agreement and consistent with the Company’s Compensation Policy, and provided that Mr. Edenfield remains employed immediately prior to the consummation of a Sales Transaction (as defined below), the remaining unvested options will vest upon the consummation of a Sales Transaction under the following accelerated vesting schedule:

Per Share Sales Proceeds	Accelerated vesting
Over $1.40 up to $1.70	50% of unvested options
Over $1.70 up to $2.20	75% of unvested options
Over $2.20	100% of unvested options

“Per Share Sale Proceeds” means the consideration per ordinary share received by the shareholders in a Sales Transaction (adjusted for any stock splits, reverse splits, recapitalization and the like). For any consideration received other than cash, the fair market value of such consideration shall be determined in good faith by the Board.

“Sales Transaction” means: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a “Merger”), so long as in either case the Company’s stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity.

Cash Bonus. If the Company enters into a Sales Transaction and provided Mr. Edenfield remains employed immediately prior to the consummation of a Sales Transaction, Mr. Edenfield will be granted a cash bonus upon the consummation of the Sales Transaction. If the Per Share Sale Proceeds is greater than the Strike Price, the cash bonus will be an amount equal to (i) the number of vested options times (ii) the Strike Prices. If the Per Share Sales Proceeds is greater than one-half the Strike Price but less than or equal to the Strike Price, the cash bonus will be an amount equal to (i) the number of vested options times the Per Share Sales Proceeds. If the Per Share Sales Proceeds is less than one-half of the Strike Price there will be no cash bonus paid.

Benefits. Mr. Edenfield will be eligible for all standard company benefits, including health, dental, vision, life and disability insurance.

The foregoing description is qualified in its entirety by reference to the full text of Mr. Edenfield’s employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report in Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events

On December 29, 2016, the Company entered into a Share Purchase Agreement with Prescott Group Aggressive Small Cap Master Fund (Prescott), providing for the issuance to Prescott in a private placement of 378,788 ordinary shares at a purchase price of $0.66 per ordinary share, for total proceeds to the Company of $250,000. The issuance and sale of the shares occurred on December 29, 2016.

3

The sale of the ordinary shares by the Company to Prescott are being made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (or Regulation D) as promulgated under the Securities Act. The offer and sale of such ordinary shares do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and Prescott represented to the Company in the Purchase Agreement that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

For a full description, please see the Share Purchase Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Agreement dated January 2, 2017
10.2	Share Purchase Agreement dated as of December 29, 2016 by and between Modsys International Ltd. and Prescott Group Aggressive Small Cap Master Fund
99.1	Press Release dated January 4, 2017 “ModSys International Ltd. “Modern Systems” Announces the Appointment of Brandon Edenfield as CEO”

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

January 4, 2017	By	/s/ Richard Chance
Richard Chance
Chief Financial Officer

5

Exhibit Number	Description
10.1	Employment Agreement dated January 2, 2017
10.2	Share Purchase Agreement dated as of December 29, 2016 by and between Modsys International Ltd. and Prescott Group Aggressive Small Cap Master Fund
99.1	Press Release dated January 4, 2017 “ModSys International Ltd. “Modern Systems” Announces the Appointment of Brandon Edenfield as CEO”

6